Exhibit 99.1

News Release	TRW Automotive 12001 Tech Center Drive Livonia, MI 48150 USA

Investor Relations Contact: Mark Oswald +1 734 855-3140

Media Contact: Lynette Jackson +44 121 506 5315

TRW Subsidiary Settles Antitrust Case with U.S. Department of Justice

LIVONIA, MICHIGAN, July 30, 2012 — TRW Automotive Holdings Corp. (NYSE: TRW), the global leader in active and passive safety systems, today announced that its German subsidiary, TRW Deutschland Holding GmbH, has entered into a settlement with the U.S. Department of Justice (“DOJ”) regarding certain antitrust violations.

The subsidiary has agreed to plead guilty to one count of conspiracy in restraint of trade involving sales of occupant safety products, and once approved by the court, this settlement concludes the current investigation by the DOJ. Under the terms of the agreement, TRW Deutschland Holding GmbH will pay a fine of US$5.1 million. Also, under the terms of the agreement, all but one of its employees will be protected against prosecution for the antitrust offenses. The DOJ has made no determination whether the employee will face prosecution.

The related European Commission investigation into alleged competition law violations is ongoing and it would be premature to speculate on the outcome. The Company will evaluate developments in this matter on a regular basis and will record an accrual as and when appropriate. While the duration and outcome of the European Commission investigation is uncertain, a determination that the Company has violated European competition (antitrust) laws could result in significant penalties which could have a material adverse effect on TRW’s financial condition and cash flows.

“The actions connected with the DOJ settlement announced today conflict with what TRW stands for and are not consistent with our policies,” said TRW Automotive Chairman and CEO John Plant. “The Company’s policy is to comply with all laws and regulations, including all antitrust and competition laws. Once we learned of the investigation, we moved very quickly to cooperate with the DOJ and bring this matter to a resolution. In addition, we have put in place enhanced training and communications to ensure that everyone in the organization is clear that we do not tolerate such conduct.”

About TRW

With 2011 sales of $16.2 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, operates in 26 countries and employs over 60,000 people worldwide. TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services. All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated. TRW Automotive news is available on the internet at www.trw.com.

Forward-Looking Statements

This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements are subject to numerous assumptions, risks and uncertainties which could cause our actual results to differ materially from those suggested by the forward-looking statements, including those set forth in our Report on Form 10-K for the fiscal year ended December 31, 2011 (our “Form 10-K”) and our Report on Form 10-Q for the fiscal quarter ended March 30, 2012, such as: any developments related to antitrust investigations adversely affecting our financial condition, results, cash flows or reputation; any shortage of specialty resins or other supplies causing a production disruption for any customers or us; general economic conditions causing a material contraction in automotive sales and production adversely affecting our results or the viability of our supply base; the unsuccessful implementation of our current expansion efforts adversely impacting our business and results; commodity inflationary pressures adversely affecting our profitability or supply base; strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results; pricing pressures from our customers adversely affecting our profitability; increasing costs negatively impacting our profitability; the loss of any of our largest customers materially adversely affecting us; risks associated with non-U.S. operations, including economic and political uncertainty in some regions, adversely affecting our business, results or financial condition; any inability to protect our intellectual property rights adversely affecting our business or our competitive position; costs of product liability, warranty and recall claims and efforts by customers to adversely alter contract terms and conditions concerning warranty and recall participation; costs or liabilities relating to environmental, health and safety regulations adversely affecting our results; any increase in the expense of our pension and other postretirement benefits or the funding requirements of our pension plans reducing our profitability; work stoppages or other labor issues at our facilities or at the facilities of our customers or suppliers adversely affecting our operations; volatility in our annual effective tax rate resulting from a change in our valuation allowances, our mix of earnings between jurisdictions or other factors; any impairment of a significant amount of our goodwill or other intangible assets; any disruption in our information technology systems adversely impacting our business and operations; and other risks and uncertainties set forth in our Form 10-K and in our other filings with the U.S. Securities and Exchange Commission. We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.

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